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                                                                   EXHIBIT 10(u)

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                            THORN APPLE VALLEY, INC.


                       __________________________________

                              AMENDMENT AGREEMENT

                       __________________________________


                                      RE:
                   NOTE AGREEMENT DATED AS OF OCTOBER 1, 1994
                                      AND
               $8,000,000 8.42% SENIOR NOTES DUE OCTOBER 1, 2003





                         DATED AS OF SEPTEMBER 11, 1996





                  $8,000,000 SENIOR NOTES DUE OCTOBER 1, 2003


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                              AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT (this "Agreement"), dated as of September 11, 1996, between THORN APPLE VALLEY, INC. (the "Company"), a Michigan corporation, and ALLSTATE LIFE INSURANCE COMPANY (referred to herein as "Allstate" or the "Noteholder").

                                   RECITALS:

         A. Pursuant to that certain Note Agreement, dated as of October 1, 1994 (as amended prior to the date hereof, the "Existing Note Agreement", and, as amended and supplemented by this Agreement and the other agreements and instruments to be executed in connection herewith and therewith, the "Amended Note Agreement"), the Company issued Eight Million Dollars ($8,000,000) in aggregate principal amount of its eight and forty-two one-hundredths percent (8.42%) Senior Notes due October 1, 2003 (as amended prior to the date hereof, the "Existing Notes", and, as amended and supplemented by this Agreement and the other agreements and instruments to be executed in connection herewith and therewith, the "Amended Notes"). The Existing Notes are substantially in the form of Exhibit A attached to the Existing Note Agreement.

         B. The Company has requested that the Noteholder amend or waive certain terms of the Existing Note Agreement, as more particularly set forth in this Agreement.

         C. Subject to the terms and conditions hereinafter set forth, the Noteholder is willing to amend certain terms of the Existing Note Agreement and the Existing Notes and waive other terms of the Existing Note Agreement, all as more particularly set forth in this Agreement.

         D. The Company and the Noteholder are desirous of entering into this Agreement on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.       DEFINED TERMS.

         As used herein, the following terms shall have the meanings set forth below or in the document or the Section of this Agreement referenced below.
The terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Amended Note Agreement.

         "Agreement, this" -- introductory sentence hereof.

         "Allstate" -- introductory sentence hereof.





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         "Amended Bank Credit Documents" -- Section 5.2(b).

         "Amended Note Agreement" -- Recital A hereof.

         "Amended Note Documents" -- means, collectively, the Amended Note Agreement, the Amended Notes, the Security Documents (as defined herein), the Intercreditor Agreement (as defined herein), and the Subsidiary Guaranty (as defined herein), as each may be amended from time to time.

         "Amended Notes" -- Recital A hereof.

         "Amendment Effective Date"  -- introductory language to Section 5.

         "Bank Credit Agreement" -- means, collectively, (i) that certain Credit Agreement dated as of May 30, 1995 by and among the Company and the Banks, pursuant to which the Banks agreed to provide the Company with an $80,000,000 revolving credit facility and (ii) that certain letter agreement dated March 11, 1996 by and among the Company and the Banks (or their successors in interest), pursuant to which the Banks agreed to provide the Company with a $20,000,000 revolving credit facility, in each case, as amended to the date hereof.

         "Banks" -- means, collectively, Cooperatieve Centrale
Raiffeisen-Boerenleenbank B.A., Old Kent Bank, National City Bank and Harris Trust and Savings Bank.

         "Collateral" -- shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "Collateral Agent" -- shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "Company" -- introductory sentence hereof.

         "Covenant Reversion Date" -- means the later to occur of (i) the date on which all of the obligations in respect of the Bank Credit Agreement shall have been paid in full in cash and (ii) the date on which the Company shall have obtained from a nationally recognized debt rating agency a rating in respect of the Notes of BBB or better.

         "Existing Note Agreement" -- Recital A hereof.

         "Existing Notes" -- Recital A hereof.

         "Intercreditor Agreement" -- Section 5.2(g).

         "IRB Obligations" -- shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "L/C Issuer" -- Old Kent Bank, in its capacity as issuer of the Old Kent Letters of Credit.

         "Noteholder" -- introductory sentence hereof.





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         "Old Kent L/C Documents" -- shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "Old Kent Letters of Credit" -- shall have the meaning ascribed to such term in the Intercreditor Agreement.

         "Other Note Agreements" -- means, collectively, (i) that certain Note Agreement, dated as of May 15, 1995, by and among the Company, Allstate, Principal Mutual Life Insurance Company and Great-West Life & Annuity Insurance Company, pursuant to which the Company issued Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) in aggregate principal amount of its seven and fifty-eight one-hundredths percent (7.58%) Senior Notes due May 15, 2005 and
(ii) that certain Note Agreement, dated as of April 1, 1994, by and between the Company and Allstate, pursuant to which the Company issued Fifteen Million Dollars ($15,000,000) in aggregate principal amount of its six and forty-five one-hundredths percent (6.45%) Senior Notes due April 21, 2006, in each case, as amended to the date hereof.

         "Restated Notes" -- Section 5.2(a).

         "Security Documents" -- Section 5.2(e).

         "Subsidiary Guaranty" -- Section 5.2(f).

         SECTION 2.       AMENDMENTS TO EXISTING NOTE AGREEMENT AND EXISTING
NOTES.

         2.1 GENERAL AMENDMENTS. The Company and, subject to the satisfaction of the conditions set forth in Section 5 hereof, the Noteholder hereby consent and agree to the amendments to the Existing Note Agreement and the Existing Notes as set forth in Exhibit A-1 to this Agreement. Each such amendment shall become effective on the Amendment Effective Date (as defined herein) and is incorporated herein by reference as if set forth verbatim in this Agreement.

         2.2 TEMPORARY SUSPENSION AND AMENDMENTS TO COVENANTS. The Company and, subject to the satisfaction of the conditions set forth in Section 5 hereof, the Noteholder hereby consent and agree as follows:

                 (a) During the period commencing on the Amendment Effective Date and ending on the Covenant Reversion Date, the Company
         (i) shall comply with the requirements of the covenants set forth in Exhibit A-2 to this Agreement, and (ii) except as set forth in said Exhibit A-2, shall not be required to comply with the requirements of the covenants contained in Section 6 or Section 7 of the Existing Note Agreement.

                 (b) During the period commencing on the Covenant Reversion Date and ending on the date on which the Notes shall have been paid in full in cash, the Company shall comply with all of the requirements of the covenants contained in Section 6 and Section 7 of the Amended Note Agreement.





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         SECTION 3.       WAIVER OF NON-COMPLIANCE.

         Effective upon the satisfaction of the conditions set forth in Section 5 hereof, the Noteholder hereby irrevocably waives (a) non-compliance by the Company with any provision of Section 7 of the Existing Note Agreement for the period prior to the Amendment Effective Date and (b) any Default or Event of Default during such period resulting from any such failure of the Company to be in compliance with the provisions of Section 7 of the Existing Note Agreement.

         SECTION 4.       WARRANTIES AND REPRESENTATIONS.

         To induce the Noteholder to enter into this Agreement, the Company warrants and represents to the Noteholder that, as of the Amendment Effective
Date:

         4.1 ORGANIZATION, EXISTENCE AND AUTHORITY. The Company is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Michigan. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under the Amended Note Documents.

         4.2 AUTHORIZATION, EXECUTION AND ENFORCEABILITY. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under the Amended Note Documents have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company. Each of the Amended Note Documents constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except that the enforceability thereof may be:

                 (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                 (b)      subject to the availability of equitable remedies.

         4.3 NO CONFLICTS OR DEFAULTS. Neither the execution and delivery by the Company of this Agreement and the other Amended Note Documents, nor the performance by the Company of its obligations under any of the Amended Note Documents, conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates or results in the creation of any Lien (other than pursuant to the Amended Note Documents) upon any Property of the Company under the provisions of:

                 (a) any charter document, partnership agreement or bylaws of the Company;

                 (b) assuming the contemporaneous execution and delivery of an amendment to the Bank Credit Agreement and an amendment (substantially similar to this Agreement) to the Other Note Agreements (as such terms are defined herein), any agreement, instrument or conveyance to which the Company or any Properties of the Company may be bound or affected, except for such breaches, defaults and violations that, in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the Company's ability to perform its obligations under this Agreement, the Amended





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         Note Agreement and the Amended Notes; provided, however, that if the granting of Liens pursuant to any of the Security Documents will violate the terms of any of the IRB Obligations, no such Security Documents which create Liens which violate the terms of any such IRB Obligations will be filed or recorded by any Person unless and until any required consents thereto shall have been obtained from the appropriate secured parties; or

                 (c) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any Properties of the Company may be bound or affected, except for such violations that, in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or on the Company's ability to perform its obligations under this Agreement, the Amended Note Agreement and the Amended Notes.

         4.4 GOVERNMENTAL CONSENT. Neither the execution and delivery by the Company of this Agreement and the other Amended Note Documents nor the performance by the Company of its obligations under each of the Amended Note Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition thereto under the circumstances and conditions contemplated by this Agreement and each of the Amended Note Documents.

         4.5     NO DEFAULTS OR EVENTS OF DEFAULT.   After giving effect to the
transactions contemplated by this Agreement, including the contemporaneous execution and delivery of an amendment to the Bank Credit Agreement and an amendment (substantially similar to this Agreement) to each of the Other Note Agreements, no Default or Event of Default will exist under any of the Amended Note Documents, the Bank Credit Agreement (as amended as of the date hereof) or the Other Note Agreements (as amended as of the date hereof).

         4.6 DISCLOSURE. The financial statements and certificates delivered to the Noteholder by the Company or the Company's accountants, as the case may be, pursuant to Section 6.6 of the Existing Note Agreement do not, nor does this Agreement or any written statement furnished by the Company in connection herewith, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact existing as of the date hereof which the Company has not disclosed to the Noteholder in writing which has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, of the Company or its Subsidiaries, or the operations of any of them, or upon the Company's ability to perform its obligations under this Agreement, the Amended Note Agreement and the Amended Notes.

         4.7 TRUE AND CORRECT COPIES. The Company has delivered to the Noteholder true and correct copies of the Bank Credit Agreement, each of the Old Kent L/C Documents, each of the Other Note Agreements, each of the Security Documents (including, without limitation, all schedules and exhibits thereto and all miscellaneous agreements and certificates delivered in connection therewith), the Subsidiary Guaranty, and the Intercreditor Agreement, each as in effect on the Amendment Effective Date.





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         4.8     CERTAIN REPRESENTATIONS AND WARRANTIES.  As supplemented by the information set forth on Annex 1 hereto, all of the representations and warranties contained in Section 3 of the Existing Note Agreement are true and correct in all material respects as of the Amendment Effective Date as if such representations and warranties were made on the Amendment Effective Date. All of the representations and warranties contained in (i) the most recent amendment to the Bank Credit Agreement, (ii) each of the Security Documents,
(iii) the Subsidiary Guaranty, and (iv) the Intercreditor Agreement, each as in effect on the Amendment Effective Date, are true and correct in all respects.

         4.9 NO UNDISCLOSED CONSIDERATION. Except as expressly set forth in the documents described in Section 5.1 or Section 5.2 hereof, neither the Company nor any Subsidiary has paid or will pay, directly or indirectly, any fee, charge or other consideration to any Creditor Party (as defined in the Intercreditor Agreement) as a condition to, or otherwise in connection with, the amendments, modifications or restatements, as the case may be, to the Bank Credit Agreement, the L/C Documents (as defined in the Intercreditor Agreement), the Other Note Agreements or the Existing Note Agreement, in each case, as described in the Intercreditor Agreement.

         4.10    SOLVENCY.

                 (a) As of the date hereof, the fair value of all of the Company's property (other than property that the Company could exempt from its estate were it a debtor under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.) exceeds the aggregate amount of the Company's debts.

                 (b) The Company has not transferred, concealed, or removed any of its property with intent to hinder, delay, or defraud any of the Company's creditors.

         SECTION 5.       CONDITIONS PRECEDENT.

         The amendments set forth in Section 2 hereof and the waiver set forth in Section 3 hereof shall not become effective unless all of the following conditions precedent shall have been satisfied on or before September 12, 1996 (the date of such satisfaction being herein referred to as the "Amendment Effective Date"):

         5.1 EXECUTION AND DELIVERY OF THIS AGREEMENT. The Company shall have executed and delivered to the Noteholder a counterpart of this Agreement.

         5.2 EXECUTION AND DELIVERY OF OTHER DOCUMENTS. The following documents, each in form and substance satisfactory to the Noteholder and its special counsel, shall have been duly executed and delivered by the parties thereto, and shall be in full force and effect:

                 (a) an amendment and restatement of each of the Existing Notes (collectively, the "Restated Notes") in the form set forth in paragraph 10 of Exhibit A-1 hereto;

                 (b) an Amended and Restated Credit Agreement and a letter agreement regarding a Senior Secured Seasonal Line of Credit for the Company (collectively, the "Amended Bank Credit Documents"), in each case among the Company and the Banks,





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         which agreements, in each case, shall be in form and substance satisfactory to the Noteholder;

                 (c) an amendment to each of the L/C Documents (including, without limitation, a waiver of each default or event of default existing thereunder as of the date hereof), in each case, dated as of the date hereof and executed by each of the parties to such L/C Document, which agreements, in each case, shall be in form and substance satisfactory to the Noteholder;

                 (d) an amendment to each of the Other Note Agreements, in each case, dated as of the date hereof and executed by each of the parties to such Other Note Agreement, which agreements, in each case, shall be in form and substance satisfactory to the Noteholder;

                 (e) those certain security agreements, mortgages and other collateral documents more fully set forth on Schedule I to the Intercreditor Agreement (collectively, the "Security Documents"), which documents, in each case, shall be in form and substance satisfactory to the Noteholder;

                 (f) a guaranty of the Amended Notes by each Subsidiary of the Company (the "Subsidiary Guaranty"), which shall be in form and substance satisfactory to the Noteholder; and

                 (g) an Intercreditor Agreement (the "Intercreditor Agreement"), among Allstate, Principal Mutual Life Insurance Company, Great-West Life & Annuity Insurance Company, the Banks, the L/C Issuer and the Collateral Agent, and acknowledged and agreed to by the Company and the Subsidiaries, which agreement shall be in form and substance satisfactory to the Noteholder.

         5.3 PRIVATE PLACEMENT NUMBER. The Company shall have obtained or caused to be obtained a private placement number for the Restated Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and the Noteholder shall have been informed of such private placement number.

         5.4 COLLATERAL. The Security Documents shall be in full force and effect and there shall be no Default or Event of Default thereunder and as defined therein. Except in respect of those items of Collateral identified on Exhibit A-3 hereto, all actions necessary to perfect the Liens of the Collateral Agent created by the Security Documents (including, without limitation, the filing of all appropriate financing statements and the recording of all appropriate documents with appropriate public officials) shall have been taken in accordance with the terms of the Security Documents and confirmation thereof shall be received by the Noteholder. The Liens of the Collateral Agent created by the Security Documents shall be valid, enforceable and perfected (except as permitted by Section 1.8 of Exhibit A-2 hereto), and the Property of the Company shall be subject to no other Lien not otherwise permitted under Section 2.3 of Exhibit A-2 hereto.





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         5.5     EQUITY INFUSION.   The Company shall have received an
aggregate of not less than $3,000,000 in capital contributions from one or more of its shareholders upon terms and conditions satisfactory to the Noteholder in its sole discretion.

         5.6     NO DEFAULT; REPRESENTATIONS AND WARRANTIES TRUE.   The
warranties and representations set forth in Section 4 hereof shall be true and correct on the Amendment Effective Date and no Default or Event of Default shall exist which would not be waived by this Agreement and by an amendment to each of the Other Note Agreements. The Noteholder shall have received a certificate dated the Amendment Effective Date and signed by the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Noteholder, certifying to the conditions specified in the preceding sentence.

         5.7     AUTHORIZATION OF TRANSACTIONS.

                 (a) The Company shall have duly authorized the execution and delivery of this Agreement and each of the documents executed and delivered in connection herewith and the performance of all of its obligations contemplated by this Agreement. The Noteholder shall have received a certificate dated the Amendment Effective Date and signed by the Secretary or an Assistant Secretary of the Company, in form and substance satisfactory to the Noteholder, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Restated Notes and this Agreement.

                 (b) Each Subsidiary shall have duly authorized the execution, delivery and performance of its respective Subsidiary Guaranty. The Noteholder shall have received a certificate dated the Amendment Effective Date and signed by the Secretary or an Assistant Secretary of each Subsidiary, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

         5.8 OPINION OF COUNSEL. The Noteholder shall have received from Honigman Miller Schwartz and Cohn, counsel to the Company, a legal opinion, in form and substance satisfactory to the Noteholder and its special counsel, with respect to the transactions contemplated by this Agreement.

         5.9 PAYMENT OF CERTAIN EXPENSES. The Company shall have paid all reasonable costs and expenses of the Noteholder relating to this Agreement and the other Amended Note Documents, including without limitation (i) the fees and expenses of Hebb & Gitlin, the Noteholder's special counsel and (ii) the out-of-pocket expenses of the Noteholder.

         5.10 PAYMENT OF INTEREST. The Company shall have paid all accrued and unpaid interest in respect of each Existing Note, at the rates specified herein, to the Amendment Effective Date.

         5.11 MINIMUM REVOLVER AVAILABILITY. The Company shall have obtained commitments from the Banks, pursuant to the Amended Bank Credit Documents, which shall be available to the Company as of the Amendment Effective Date, in an amount equal to at least $110,000,000.





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

         5.12 PROCEEDINGS SATISFACTORY. All documents executed and delivered, and actions and proceedings taken, in connection with this Agreement shall be satisfactory to the Noteholder and its special counsel. The Noteholder and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, in form and substance satisfactory to them.

         SECTION 6.       NO PREJUDICE OR WAIVER; REAFFIRMATION.

         6.1 NO PREJUDICE OR WAIVER. Except as provided herein, the terms of this Agreement shall not operate as a waiver by the Noteholder of, or otherwise prejudice the Noteholder's rights, remedies or powers under, the Amended Note Documents or under applicable law. Except as expressly provided herein:

                 (a) no terms and provisions of any agreement are modified or changed by this Agreement; and

                 (b) the terms and provisions of the Existing Note Agreement and the Existing Notes shall continue in full force and effect.

         6.2 REAFFIRMATION. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Amended Note Documents.

         SECTION 7.       MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         7.2 DUPLICATE ORIGINALS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

         7.3 WAIVERS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the amendment provisions set forth in the Existing Note Agreement.

         7.4 SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.





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         7.5     COSTS AND EXPENSES.  On the Amendment Effective Date, the
Company shall pay all costs and expenses of the Noteholder relating to this Agreement and the other Amended Note Documents, including, but not limited to,
(i) the statement for reasonable fees and disbursements of the Noteholder's special counsel and (ii) the statement for reasonable out-of-pocket expenses of the Noteholder, in each case, presented to the Company on the Amendment Effective Date. The Company will also pay upon receipt of any statement thereof, each additional statement for (i) reasonable fees and disbursements of the Noteholder's special counsel or (ii) reasonable out-of-pocket expenses of the Noteholder, rendered after the Amendment Effective Date in connection with the Amended Note Documents.

         7.6 SURVIVAL. All warranties, representations, certifications and covenants made by or on behalf of the Company or any Subsidiary in the Amended Note Documents or in any certificate or other instrument delivered pursuant to the Amended Note Documents shall be considered to have been relied upon by the Noteholder and shall survive the execution of the Amended Note Documents, regardless of any investigation made by or on behalf of the Noteholder. All statements in any such certificate or other instrument shall constitute warranties and representations of the Company hereunder.

         7.7 WAIVER AND RELEASE. For and in consideration of the agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, on its own behalf, and to the extent that it is lawfully able to do so, on behalf of its predecessors, successors, assigns, Subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys, and the predecessors, heirs, successors, and assigns of each of them (collectively referred to in this Section 7.7 as the "RELEASORS") do hereby jointly and severally fully RELEASE, REMISE, ACQUIT, IRREVOCABLY WAIVE and FOREVER DISCHARGE the Noteholder, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys, and the predecessors, heirs, successors and assigns of each of them (the Noteholder and all of the foregoing being collectively referred to in this Section 7.7 as the "RELEASED PARTIES"), from and with respect to any and all Claims (as defined below).

         As used in this Section 7.7, the term "CLAIMS" shall mean and include any and all, and all manner of, action and actions, cause and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law or in equity, for money damages or dues, recovery of property, or specific performance, or any other redress or recompense which have accrued or may ever accrue, may have been had, may be now possessed, or may or shall be possessed in the future by or on behalf of any one or more of the Releasors against any one or more of the Released Parties for, upon, by reason of, on account of, or arising from or out of, or by virtue of, any transaction, event or occurrence, duty or obligation, indemnification, agreement, promise, warranty, covenant or representation, breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of federal or state securities laws or the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or





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

prospective business advantage, breach of contract, deceptive trade practices, libel, slander, usury, conspiracy, wrongful acceleration of any indebtedness, wrongful foreclosure or attempt to foreclose on any collateral relating to any indebtedness, action or inaction, relationship or activity, service rendered, matter, cause or thing, whatsoever, express or implied, transpiring, entered into, created or existing from the beginning of time to the date of the execution of this Agreement in respect of the Existing Notes or the Existing Note Agreement, and shall include, but not be limited to, any and all Claims in connection with, as a result of, by reason of, or in any way related to or arising from the existence of any relationships or communications by and between the Releasors and the Released Parties with respect to the Existing Notes, the agreements pursuant to which the Existing Notes were issued, and all agreements, documents and instruments related thereto, as presently constituted and as the same may from time to time be amended.

         The Releasors acknowledge that they may hereafter discover facts, which exist or existed on or before the date hereof, different from or in addition to those they now know or believe to be true with respect to the Claims herein released. Notwithstanding the foregoing, the Releasors agree that this Section 7.7 shall survive the termination hereof and shall remain effective in all respects and waive the right to make any new, different or additional claim on account of such different or additional facts. The Releasors acknowledge that no representation or warranty of any kind or character has been made to the Releasors by any one or more of the Released Parties or any agent, representative or attorney of the Released Parties to induce the execution of this Agreement containing this Section 7.7.

         The Releasors hereby represent and warrant unto the Released Parties that:

                 (a) the Releasors have the full right, power, and authority to execute and deliver this Agreement containing this
         Section 7.7 without the necessity of obtaining the consent of any other party;

                 (b) the Releasors have received independent legal advice from attorneys of their choice with respect to the advisability of granting the release provided herein, and with respect to the advisability of executing this Agreement containing this Section 7.7;

                 (c) the Releasors have not relied upon any statements, representations or promises of any of the Released Parties in executing this Agreement containing this Section 7.7, or in granting the release provided herein;

                 (d) the Releasors have not entered into any other agreements or understandings relating to the Claims;

                 (e) the terms of this Section 7.7 are contractual, not a mere recital, and are the result of negotiation among all the parties; and

                 (f) this Section 7.7 has been carefully read by, and the contents hereof are known and understood by, and it is signed freely by the Releasors.

         The Releasors covenant and agree not to bring any claim, action, suit or proceeding regarding or related in any manner to the matters released hereby, and the Releasors further covenant and agree that this Section 7.7 is a bar to any such claim, action, suit or proceeding.

         All prior discussions and negotiations regarding the Claims have been and are merged and integrated into, and are superseded by, this Section 7.7. The Releasors understand, agree and expressly assume the risk of any fact not recited, contained or embodied in this Section 7.7 which may hereafter turn out to be other than, different from, or contrary to, the facts now known to the Releasors or believed by the Releasors to be true, and further agree that this
Section 7.7 shall not be subject to termination, modification, or rescission, by reason of any such difference in facts.

         7.8 INDEMNIFICATION. The Company agrees to indemnify the Noteholder and its directors, officers, employees, agents and attorneys from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation, litigation or other proceedings) relating to, or in connection with, the Existing Notes or the Amended Notes including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).


   [REMAINDER OF PAGE IS INTENTIONALLY BLANK.  NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.



                                            THORN APPLE VALLEY, INC.



                                            By_________________________________
                                               Name:
                                               Title:


                                            ALLSTATE LIFE INSURANCE COMPANY



                                            By_________________________________
                                               Name:
                                               Title:


                                            By_________________________________
                                               Name:
                                               Title:






          [AMENDMENT AGREEMENT IN RESPECT OF THORN APPLE VALLEY, INC.]

                                                                         ANNEX 1

                           INFORMATION AS TO COMPANY

                   [SUPPLEMENTAL INFORMATION WITH RESPECT TO
           REPRESENTATIONS AND WARRANTIES IN EXISTING NOTE AGREEMENT]





                                   Annex 1-1

                                                                     EXHIBIT A-1

          AMENDMENTS TO EXISTING NOTE AGREEMENT AND TO EXISTING NOTES


         1.      AMENDMENTS TO SECTION 1.1 OF THE EXISTING NOTE AGREEMENT.
Section 1.1 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "1.1     Description of Notes.  The Company has authorized the
         issuance and sale of $8,000,000 aggregate principal amount of its Senior Notes, to be dated the date of issuance thereof, to bear interest

                          (a) from such date until June 20, 1996 at the rate of 8.42% per annum;

                          (b) from June 21, 1996 through and including July 31, 1996 at the Pre-Restructuring Rate; and

                          (c) from August 1, 1996 through the date of maturity at the Post-Restructuring Rate,

         payable monthly on the first day of each month, and at maturity, to bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the greater of
         (i) the rate of interest publicly announced from time to time by Harris Trust and Savings Bank (or its successors or assigns) as its prime rate plus two percent (2%) or (ii) the Post-Default Rate, to be expressed to mature on October 1, 2003 and to be substantially in the form attached as Exhibit A. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account on whose behalf you are purchasing Notes. You are sometimes referred to herein as the 'Purchaser'."

         2.      NEW SECTION 1.3 OF THE EXISTING NOTE AGREEMENT.  A New Section
1.3 is hereby added to the Existing Note Agreement, after Section 1.2 thereof and before Section 2 thereof, which shall read in its entirety as follows:

                 "1.3     Collateral Security.  The obligations of the Company
         hereunder and under the Notes are secured by the Shared Lien in the Collateral."

         3.      AMENDMENTS TO SECTION 2.1 OF THE EXISTING NOTE AGREEMENT.
Section 2.1 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "2.1     Required Prepayments.  (a) The Company shall pay all
         of the outstanding principal of the Notes at maturity.





                                 Exhibit A-1-1

                 (b) In addition to all other prepayments of the Notes permitted or required hereunder, the Company shall prepay and there shall become due and payable on the tenth Business Day after each Qualified Capital Infusion Date, a principal amount of the Notes equal to the Qualified Capital Infusion Amount. The Company shall notify the Noteholder of its intent to make such prepayment on such Qualified Capital Infusion Date. Such prepayment shall be at a price of (i) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds 8.42% per annum, or
         (ii) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than 8.42% per annum. The premium shall equal (x) the aggregate present value of the amount of principal being repaid (taking into account the manner of application required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal (at the rate of 8.42% per annum) absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid. Payment of such premium shall be deferred until the earlier of (1) the date on which the obligations in respect of the Amended Bank Credit Documents shall have been paid in full, (2) the date on which the Company shall have obtained from a nationally recognized debt rating agency a rating in respect of the Notes of BBB or better,
         (3) acceleration of the Notes, (4) bankruptcy of the Company, or (5) May 31, 1998.

                 (c) In addition to all other prepayments of the Notes permitted or required hereunder, the Company shall prepay and there shall become due and payable on April 30, 1997, a principal amount of the Notes equal to the Scheduled Amount. Such prepayment shall be at a price of (i) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds 8.42% per annum, or (ii) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than 8.42% per annum. The premium shall equal (x) the aggregate present value of the amount of principal being repaid (taking into account the manner of application required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal (at the rate of 8.42% per annum) absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid. Payment of such premium shall be deferred until the earlier of (1) the date on which the obligations in respect of the Amended Bank Credit Documents shall have been paid in full, (2) the date on which the Company shall have obtained from a nationally recognized debt rating agency a rating in respect of the Notes of BBB or better,
         (3) acceleration of the Notes, (4) bankruptcy of the Company, or (5) May 31, 1998.

                 (d) In addition to all other prepayments of the Notes permitted or required hereunder, the Company shall prepay and there shall become due and payable on the tenth Business Day after each Unscheduled Amortization Date, a principal amount of the Notes equal to the Unscheduled Amount. The Company shall notify the Noteholder of





                                 Exhibit A-1-2
         its intent to make such prepayment on such Unscheduled Amortization Date. Such prepayment shall be at a price of (i) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds 8.42% per annum, or (ii) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than 8.42% per annum. The premium shall equal (x) the aggregate present value of the amount of principal being repaid (taking into account the manner of application required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal (at the rate of 8.42% per annum) absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid Payment of such premium shall be deferred until the earlier of (1) the date on which the obligations in respect of the Amended Bank Credit Documents shall have been paid in full, (2) the date on which the Company shall have obtained from a nationally recognized debt rating agency a rating in respect of the Notes of BBB or better, (3) acceleration of the Notes, (4) bankruptcy of the Company, or (5) May 31, 1998."

         4.      AMENDMENTS TO SECTION 2.2 OF THE EXISTING NOTE AGREEMENT.

                 (a) Section 2.2(a) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(a)    Upon notice as provided in Section 2.3, the
                 Company may prepay the Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof (or the remaining principal amount of the Notes) at a price of (i) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, if the Reinvestment Yield, on the applicable Determination Date, equals or exceeds 8.42% per annum, or (ii) 100% of the principal amount prepaid, together with interest accrued thereon to the date of payment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than 8.42% per annum. The premium shall equal
                 (x) the aggregate present value of the amount of principal being repaid (taking into account the manner of application required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal (at the rate of 8.42% per annum) absent such prepayment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid."

                 (b) Section 2.2(c) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(c)    Any prepayment pursuant to Section 2.2(a) or
                 Section 2.2(b), any prepayment required by Sections 2.1(b), 2.1(c) or 2.1(d), or any optional





                                 Exhibit A-1-3
                 repurchase of less than all of the Notes outstanding shall be applied to reduce the payment at maturity required by Section 2.1(a)."

         5.      AMENDMENTS TO SECTION 5.1 OF THE EXISTING NOTE AGREEMENT.

                 (a) Section 5.1 of the Existing Note Agreement is hereby amended as follows:

                          (i) The definition of "Material Work Stoppage" is hereby deleted.

                          (ii)    (A)      The word "and" is inserted at the
                          end of paragraph (g) of the definition of "Permitted Investments".

                                  (B)      Paragraph (h) of the definition of
                          "Permitted Investments" is hereby deleted.

                                  (C)      Paragraph (i) the definition of
                          "Permitted Investments" is hereby re-numbered as paragraph (h) thereof.

                 (b) Section 5.1 of the Existing Note Agreement is hereby amended to modify in their entirety or add, each in their proper alphabetical order, the following definitions:

                          Amended Bank Credit Documents  - (i) That certain
                 Amended and Restated Credit Agreement and (ii) that certain
                 letter agreement re:   Senior Secured Seasonal Line of Credit,
                 in each case, dated as of September 11, 1996 and by and among the Company and the Banks, in each case, as in effect on the Amendment Effective Date (as defined in the Amendment Agreement).

                          Amendment Agreement - That certain Amendment
                 Agreement, dated as of September 11, 1996, by and among the Company and the Noteholder.

                          Applicable Spread - An incremental rate of interest
                 equal to 200 basis points; provided, however, that, in the event the Company shall make the prepayment in respect of the Notes required by Section 2.1(c) hereof, Applicable Spread shall mean an incremental rate of interest equal to 100 basis points from and after the date of such prepayment; provided further that if the Company shall have complied with the requirements of the immediately preceding proviso and shall have obtained from a nationally recognized debt rating agency a rating in respect of the Notes of BBB or better, Applicable Spread shall mean an incremental rate of interest equal to 30 basis points from and after the date of such rating.

                          April 1994 Series Notes - Shall mean the Company's
                 Senior Notes due April 21, 2006 and each note delivered in substitution or exchange therefore, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of that certain Note Agreement dated as of April 1, 1994, by and between the Company and Allstate Life Insurance Company, as such agreement may be amended, restated or otherwise modified from time to time.





                                 Exhibit A-1-4

                          Banks - Cooperatieve Centrale
                 Raiffeisen-Boerenleenbank, B.A., Old Kent Bank, National City Bank and Harris Trust and Savings Bank, collectively.

                          Capital Infusion Proceeds. - The net proceeds
                 received by the Company from any issuance of (i) debt of the Company or (ii) equity of the Company, other than Scheduled Equity Proceeds.

                          Collateral - Shall have the meaning ascribed to such
                 term in the Intercreditor Agreement

                          Collateral Agent - Shall have the meaning ascribed to
                 such term in the Intercreditor Agreement

                          Creditor Obligations - Shall have the meaning
                 ascribed to such term in the Intercreditor Agreement.

                          Creditor Parties - Shall have the meaning ascribed to
                 such term in the Intercreditor Agreement.

                          Determination Date - Either (i) the Business Day
                 which is two Business Days before the date fixed for a prepayment pursuant to Section 2.1(b), Section 2.1(c), Section 2.1(d) or Section 2.2(a) or (ii) the date of any acceleration pursuant to Section 8.2.

                          Intercreditor Agreement - That certain Intercreditor
                 Agreement dated as of September 11, 1996, by and among the Banks, the Noteholder, Principal Mutual Life Insurance Company, Great-West Life & Annuity Insurance Company, Old Kent Bank, in its capacity as issuer of the Old Kent Letters of Credit (as defined therein) and the Collateral Agent, and acknowledged and agreed to by the Company and its Subsidiaries.

                          May 1995 Series Notes - Shall mean the Company's
                 Senior Notes due May 15, 2005 and each note delivered in substitution or exchange therefore, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of that certain Note Agreement dated as of May 15, 1995, by and among the Company, the Noteholder, Principal Mutual Life Insurance Company and Great-West Life & Annuity Insurance Company, as such agreement may be amended, restated or otherwise modified from time to time.

                          Ponca City Litigation  - An action entitled Facility
                 Constructors, Inc. v. Thorn Apple Valley, Inc. filed in February, 1996, in District Court, Kay County, Oklahoma against the Company in connection with the construction of the Company's plant in Ponca City, Oklahoma.

                          Post-Default Rate - In respect of any Note, a rate of
                 interest equal to the sum of (i) the rate of interest otherwise accruing in respect of the Notes under Section 1.1(a), Section 1.1(b) or Section 1.1(c), as the case may be, plus (ii) 200 basis points.





                                 Exhibit A-1-5

                          Post-Restructuring Rate - In respect of any Note, a
                 rate of interest equal to the sum of (i) 8.42% plus (ii) the Applicable Spread.

                          Pre-Restructuring Rate - In respect of any Note, a
                 rate of interest equal to the sum of (i) 8.42% plus (ii) 175 basis points.

                          Qualified Capital Infusion Amount - In respect of a
                 Qualified Capital Infusion Date, an amount equal to the remainder of

                                  (a)   the product of

                                        (i)     (y)   if the aggregate
                                        amount of Qualified Capital Infusion
                                        Proceeds received after July 31,
                                        1996 and on or before such Qualified
                                        Capital Infusion Date is greater
                                        than or equal to $15,000,000, the
                                        greater of (A) $15,000,000 and (B)
                                        fifty percent (50%) of such
                                        aggregate amount; or

                                                (z)   if the aggregate amount of
                                        Qualified Capital Infusion Proceeds
                                        received after July 31, 1996 and on
                                        or before such Qualified Capital
                                        Infusion Date is less than
                                        $15,000,000, such aggregate amount,

                                  times

                                        (ii)    a fraction the numerator of
                                  which is the initial stated principal balance of the Notes (on the date of initial issuance thereof) and the denominator of which is $162,500,000,

                          minus

                                  (b)      the aggregate principal amount of
                          the Notes prepaid with Qualified Capital Infusion Proceeds pursuant to Section 2.1(b) prior to such Qualified Capital Infusion Date.

                          Qualified Capital Infusion Date  - Any date, other
                 than April 30, 1997, on which the Company shall receive any Qualified Capital Infusion Proceeds.

                          Qualified Capital Infusion Proceeds - Any Capital
                 Infusion Proceeds which are received by the Company after July 31, 1996 and on or before April 30, 1997, in connection with the issuance of (i) equity of the Company or (ii) debt of the Company which is expressed to be subordinated to the Notes on terms which are satisfactory to the Noteholder in its sole and absolute discretion.

                          Scheduled Amount - An amount equal to the remainder of

                                  (a)      the product of





                                 Exhibit A-1-6

                                        (i)     the greater of (A) $15,000,000
                                  and (B) fifty percent (50%) of the aggregate amount of Qualified Capital Infusion Proceeds,

                                  times

                                        (ii)    a fraction the numerator of
                                  which is the initial stated principal balance of the Notes (on the date of initial issuance thereof) and the denominator of which is $162,500,000,

                          minus

                                  (b)      the aggregate principal amount of
                          the Notes prepaid with Qualified Capital Infusion Proceeds pursuant to Section 2.1(b) prior to April 30, 1997.

                          Scheduled Equity Proceeds -- An amount equal to the
                 lesser of (i) $3,000,000 and (ii) the actual amount of cash and cash equivalents received by the Company after July 31, 1996 and on or before September 12, 1996 in respect of equity investments from one or more of its shareholders, which shall be provided on terms and conditions satisfactory to the Noteholder in its sole discretion.

                          Security Documents - Shall have the meaning ascribed
                 to such term in the Intercreditor Agreement.

                          Shared Lien -- The lien upon the Collateral created
                 by the Security Documents in favor of the Creditor Parties.

                          Subsidiaries Guaranty - Shall have the meaning
                 ascribed to the term "Guaranty" in the Intercreditor Agreement.

                          TAVFSC - Shall mean Thorn Apple Valley Foreign Sales
                 Corporation, a U.S. Virgin Islands corporation.

                          Unscheduled Amortization Date  - Any date on which
                 the Company receives any Unscheduled Proceeds.

                          Unscheduled Amount - In respect of an Unscheduled
                 Amortization Date, an amount equal to the product of

                                  (a)      the amount of Unscheduled Proceeds
                          received by the Company on such Unscheduled
                          Amortization Date,

                          times





                                 Exhibit A-1-7

                                  (b) a fraction the numerator of which is the initial stated principal balance of the Notes (on the date of initial issuance thereof) and the denominator of which is $162,500,000.

                          Unscheduled Proceeds - On any date, means:

                                  (a)      with respect to the sale, transfer
                          or other disposition by the Company or any Subsidiary of any capital asset (including the capital stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal (together with interest thereon) pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, other than (i) the proceeds of asset sales as and to the extent permitted by Section 2.8(c), Section 2.8(x) or
                          Section 2.8(y) of Exhibit A-2 to the Amendment Agreement, (ii) insurance proceeds permitted by the terms of the Security Documents to be used to repair or replace damaged or destroyed Property, and (iii) condemnation awards permitted by the terms of the Security Documents to be used to replace any subject Property, in each case, net of (A) the direct costs and expenses relating to such sale, transfer or other disposition (including, without limitation, sales commissions and legal, accounting and investment banking fees), (B) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and
                          (C) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than any Creditor Obligations) that is senior to the Shared Lien; and

                                  (b) with respect to any Capital Infusion Proceeds which are received after April 30, 1997, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees).

         6.      AMENDMENTS TO SECTION 7 OF THE EXISTING NOTE AGREEMENT.

                 (a) Section 7.1 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "7.1    Net Worth.  The Company will not at any time
                 permit Consolidated Adjusted Net Worth to be less than the sum of $70,000,000 plus forty percent (40%) of Consolidated Net Income for each fiscal year of the Company commencing after May 30, 1996; provided, however, that if Consolidated Net Income is less than zero in any such fiscal year, Consolidated Net Income shall be deemed to be zero in such fiscal year for purposes of this Section 7.1".





                                 Exhibit A-1-8

                 (b) Section 7.2(d) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(d)    Funded Debt (including refinancings,
                 refundings or extensions of Funded Debt described in Annex II hereto and Current Debt deemed to constitute Funded Debt pursuant to the definition of Funded Debt in Section 5.1), so long as after giving effect thereto and the application of the proceeds thereof:

                                  (i)      at all times on or before May 31,
                          1998, the amount of total Funded Debt of the Company and its Subsidiaries then outstanding would not exceed sixty-two and one-half percent (62.5%) of Consolidated Total Capitalization determined as of the end of the Company's prior fiscal quarter; and

                                  (ii) at all times after May 31, 1998, (x) the amount of total Funded Debt of the Company and its Subsidiaries (other than Subordinated Debt) outstanding would not exceed fifty-five percent (55%) of Consolidated Total Capitalization and (y) the amount of total Funded Debt of the Company and its Subsidiaries outstanding would not exceed sixty-five percent (65%) of Consolidated Total Capitalization."

                 (c) Section 7.2(e) of the Existing Note Agreement is hereby amended by deleting the phrase "twenty percent (20%)" contained therein and replacing it with "ten percent (10%)".

                 (d) Section 7.3 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "Fixed Charge Ratio.  The Company will not, (a) as of
                 the end of any fiscal quarter from the date hereof to and including May 31, 1996, permit the ratio of Consolidated Cash Flow Available for Fixed Charges to Consolidated Fixed Charges for the preceding twelve months to be less than 0.75 to 1.0, and (b) as of the end of any fiscal quarter from and after June 1, 1996, permit the ratio of Consolidated Net Income Available for Fixed Charges to Consolidated Fixed Charges for the preceding twelve months to be less than 1.5 to 1.0.

                 (e) Section 7.4 of the Existing Note Agreement is hereby amended as follows:

                          (i) The word "and" at the end of Section 7.4(j) of the Existing Note Agreement is hereby deleted.

                          (ii) The phrase "20%" contained in Section 7.4(k) of the Existing Note Agreement is hereby deleted and replaced with "10%".

                          (iii) The period at the end of Section 7.4(k) of the Existing Note Agreement is hereby deleted and the phrase "; and" is hereby inserted in its place.





                                 Exhibit A-1-9

                          (iv) A new Section 7.4(l) is hereby added to the Existing Note Agreement, after Section 7.4(k) of the Existing Note Agreement and before the final paragraph of Section 7.4 of the Existing Note Agreement, which shall read in its entirety as follows:

                                  "(i)     the Shared Lien."

                          (v) A new sentence is hereby added at the end of the last paragraph of Section 7.4 of the Existing Note Agreement, which shall read in its entirety as follows:

                          "The creation, assumption, incurrence or permission to exist of any such non-permitted Lien will constitute an Event of Default hereunder, regardless of whether any such provision is made in accordance with the immediately preceding sentence."

                 (f) Section 7.5 of the Existing Note Agreement is hereby amended as follows:

                          (i) The phrase "the Company could not incur an additional $1.00 of Funded Debt pursuant to Section 7.2, (ii)" contained in the text after paragraph (e) thereof and before paragraph (x) thereof is hereby deleted.

                          (ii) The phrase "(iii)" contained in the text after paragraph (e) thereof and before paragraph (x) thereof is hereby deleted and replaced with "(ii)".

                          (iii) Each reference to "May 31, 1993" contained therein is hereby deleted and replaced with "May 31, 1996".

                          (iv) The phrase "$15,000,000" appearing in paragraph (x) thereof is hereby deleted and replaced with "$5,000,000".

                 (g) Section 7.6(a) of the Existing Note Agreement is hereby amended as follows:

                          (i) The word "and" is hereby inserted at the end of paragraph (i) thereof.

                          (ii)    The phrase "; and" at the end of paragraph
                 (ii) thereof is hereby deleted and replaced with a period.

                          (iii) Paragraph (iii) thereof is hereby deleted in its entirety.

         7.      AMENDMENTS TO SECTION 8.1 OF THE EXISTING NOTE AGREEMENT.

                 (a) Section 8.1(c) of the Existing Note Agreement is hereby amended to read in its entirety as follows:





                                 Exhibit A-1-10

                          "(c)    Default shall occur (i) in the payment of the
                 principal of, premium, or interest on any other Indebtedness of the Company or its Subsidiaries, aggregating in excess of $1,000,000 in principal amount as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (ii) under any mortgage, agreement or other instrument of the Company or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $1,000,000 is issued, (iii) under any leases other than Capitalized Leases of the Company or any Subsidiary, with aggregate Rentals in excess of $1,000,000,
                 (iv) with respect to any combination of the foregoing involving Indebtedness and/or Rentals aggregating in excess of $1,000,000, regardless of whether such defaults would be Events of Default hereunder, or (v) in the performance or observance of any obligation or condition with respect to any such Indebtedness and/or Rentals aggregating in excess of $1,000,000, regardless of whether such defaults would be Events of Default hereunder, if the effect of such default is to accelerate the maturity of any such Indebtedness and/or Rentals or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness or the parties to such Capitalized Leases, or any trustee or agent for such holders or parties, to cause such Indebtedness and/or Rentals to become due and payable prior to its/their expressed maturity."

                 (b) Section 8.1(d) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(d)    (i)      At any time prior to the Covenant
                          Reversion Date (as defined in the Amendment
                          Agreement), default in the observance or performance of any of the provisions of Section 1.8 or Section 2 of Exhibit A-2 to the Amendment Agreement or Section
                          8.7 of this Agreement.

                                  (ii) At any time on or after the Covenant Reversion Date (as defined in the Amendment Agreement), default in the observance or performance of any of the provisions of Sections 7.1 through 7.10 or Section 8.7 of this Agreement."

                 (c) Section 8.1(f) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(f)    Any representation or warranty made by the
                 Company in this Agreement or the Amendment Agreement, or made by the Company or any Subsidiary in any written statement or certificate furnished by the Company or any Subsidiary in connection with the issuance, or any amendment or restatement of, the Notes, or furnished by the Company pursuant to this Agreement or the Amendment Agreement, proves incorrect in any material respect as of the date of the issuance or making thereof;"





                                 Exhibit A-1-11

                 (d) Section 8.1(g) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(g)    Any fines, penalties, judgments, writs or
                 warrants of attachment or any similar processes individually or in the aggregate in excess of $2,000,000 shall be entered or filed against the Company or any Subsidiary or against any Property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 30 days after the Company or any Subsidiary receives notice thereof; provided, however, that this clause (g) shall not include any judgment against the Company in respect of the Ponca City Litigation for an amount not greater than the sum of $6,000,000 plus interest accrued thereon;"

                 (e) The word "or" at the end of Section 8.1(h) of the Existing Note Agreement is hereby deleted.

                 (f) The period at the end of Section 8.1(i)(vii) of the Existing Note Agreement is hereby deleted and a semi-colon is hereby inserted in its place.

                 (g) Section 8.1(j) of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                          "(j)    The Company shall fail to receive at least
                 $15,000,000 of Qualified Capital Infusion Proceeds on or before April 30, 1997;"

                 (h)      A new Section 8.1(k), a new Section 8.1(l) and a new
         Section 8.1(m) are hereby added to the Existing Note Agreement, after
         Section 8.1(j) and before Section 8.2 thereof, which shall read in their entirety as follows:

                          "(k)    The Company or any Subsidiary shall fail to
                 comply in any material respect with any one or more of the provisions or requirements contained in the Security Documents; or any of the Security Documents shall cease for any reason to be in full force or effect or is declared to be null and void or the Company or any Subsidiary shall disavow its respective obligations thereunder, or shall contest the validity or enforceability of any thereof or gives notice to such effect; or any Lien purported to be granted pursuant to any of the Security Documents for any reason (other than release or termination thereof by the Collateral Agent or the Creditor Parties) shall cease to be a legal, valid or enforceable Lien on the Property subject thereto with the priority purported to be granted pursuant to such Security Documents (other than as a result of the failure of the Collateral Agent or any Creditor Party to take any action solely within its control);

                          (l) Any Subsidiary shall fail to comply in any material respect with any one or more of the provisions or requirements contained in the Subsidiaries Guaranty; or the Subsidiaries Guaranty shall cease for any reason to be in full force or effect or is declared to be null and void (other than in respect of TAVFSC) or any Subsidiary shall disavow its respective obligations thereunder, or shall contest the validity or enforceability thereof or gives notice to such effect; or





                                 Exhibit A-1-12

                          (m) The Company shall make, or shall be required by one or more final judgments to make, any payment or payments in an aggregate amount greater than the sum of $6,000,000 plus accrued interest in satisfaction of one or more judgments against the Company in respect of the Ponca City Litigation."

         8.      AMENDMENT TO SECTION 8.2 OF THE EXISTING NOTE AGREEMENT.
Section 8.2 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "8.2     Remedies on Default.  When any Event of Default
         described in paragraph (a) through paragraph (h), inclusive, or paragraph (j) through paragraph (m), inclusive, of Section 8.1 has happened and is continuing, the holder or holders of at least 66 2/3% in aggregate principal amount of the Notes, the May 1995 Series Notes and the April 1994 Series Notes (taken together and voting as one class) then outstanding (exclusive of Notes, May 1995 Series Notes and April 1994 Series Notes held in the name of, or owned beneficially by, any one or more of the Company, any Subsidiary or any Affiliate) may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when

                          (i)     any Event of Default described in paragraph
                 (a) or paragraph (b) of Section 8.1 has happened and is continuing, any holder may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and

                          (ii)    any Event of Default described in paragraph
                 (i) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind.

         Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus, to the extent permitted by law, a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal (at the rate of 8.42% per annum) absent such accelerated payment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount so accelerated."

         9.      AMENDMENT TO SECTION 8.3 OF THE EXISTING NOTE AGREEMENT.
Section 8.3 of the Existing Note Agreement is hereby amended to read in its entirety as follows:





                                 Exhibit A-1-13

                 "8.3     Annulment of Acceleration of Notes.  The provisions
         of Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraph (c) through paragraph (h), inclusive, or paragraph (j) through paragraph (m), inclusive, of Section 8.1, the holder or holders of at least 70% in aggregate principal amount of the Notes, the May 1995 Series Notes and the April 1994 Series Notes (taken together and voting as one class) then outstanding (exclusive of Notes, May 1995 Series Notes and April 1994 Series Notes held in the name of, or owned beneficially by, any one or more of the Company, any Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto."

         10.     AMENDMENT TO SECTION 8.4 OF THE EXISTING NOTE AGREEMENT.
Section 8.4 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "8.4     Remedies on Default.  If an Event of Default shall be
         continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2."

         11.     AMENDMENTS TO SECTION 9.1 OF THE EXISTING NOTE AGREEMENT.
Section 9.1 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "9.1     Matters Subject to Modification.  Any term, covenant,
         agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66 2/3% in aggregate principal amount of the Notes, the May 1995 Series Notes and the April 1994 Series Notes (taken together and voting as one class) then outstanding; provided, however, that, without the written consent of the holder or holders of all of the Notes, May 1995 Series Notes and April 1994 Series Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will
         (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or change the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of





                                 Exhibit A-1-14
         the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 6.10, Section 8 or this Section 9.

                 For the purpose of determining whether the holder or holders of all or any requisite principal amount of Notes, or of Notes, May 1995 Series Notes and April 1994 Series Notes, have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, any and all Notes, May 1995 Series Notes and April 1994 Series Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

         12.     AMENDMENTS TO SECTION 9.2 OF THE EXISTING NOTE AGREEMENT.
Section 9.2 of the Existing Note Agreement is hereby amended to read in its entirety as follows:

                 "9.2     Solicitation of Holders of Notes.  The Company will
         not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each record holder of the Notes and each record holder of May 1995 Series Notes and April 1994 Series Notes (irrespective of the amount of Notes or May 1995 Series Notes or April 1994 Series Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes and each holder of May 1995 Series Notes and April 1994 Series Notes forthwith following the date on which the same shall have become effective in accordance with the terms thereof and of this Section 9. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes or any holder of May 1995 Series Notes or April 1994 Series Notes as consideration for or as an inducement to the entering into by any holder of Notes or any holder of May 1995 Series Notes or April 1994 Series Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all Notes, May 1995 Series Notes and April 1994 Series Notes then outstanding. Any consent made pursuant to this Section 9 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes and holders of May 1995 Series Notes and April 1994 Series Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

         13. AMENDMENT TO FORM OF NOTES AND AMENDMENT AND RESTATEMENT OF NOTES. (i) Exhibit A to the Existing Note Agreement is hereby amended to read in its entirety as set forth below and (ii) each of the Notes shall, contemporaneously with the delivery of this Agreement, be amended and restated in the form set forth below:





                                 Exhibit A-1-15

                 [Remainder of page intentionally left blank.]





                                 Exhibit A-1-16

                                                                     "EXHIBIT A"

                            THORN APPLE VALLEY, INC.

                                  SENIOR NOTE

                              DUE OCTOBER 1, 2003

                                PPN: 885184 B@ 9

                           _________________________

                 THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE PURCHASERS SHOULD FIRST VERIFY THE UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

                           _________________________

         Registered Note No. R-____
                                                                          [Date]
         $________________________

                 THORN APPLE VALLEY, INC., a Michigan corporation (the "Company"), for value received, hereby promises to pay to ________________________ or registered assigns, on the first day of October, 2003, the principal amount of _________________ Dollars ($________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate set forth in the Note Agreement hereinafter defined from the date hereof until maturity, payable at the times set forth in the Note Agreement hereinafter defined, and at maturity, and to pay interest on overdue principal, premium and (to the extent legally enforceable) on any overdue installment of interest at the rate set forth in the Note Agreement hereinafter defined after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.5 of the Note Agreement hereinafter defined.

                 This Note is issued under and pursuant to the terms of a Note Agreement, dated as of October 1, 1994, entered into by the Company with the Purchaser named in Schedule I thereto (as amended from time to time, the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits and are bound by the terms provided for in such Note Agreement. The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

                 This Note has not been registered under the Securities Act as provided in the Note Agreement, any transfer is subject to compliance with the terms of the Note Agreement and upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal





                                 Exhibit A-1-17
         amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 Under certain circumstances, this Note may be declared due prior to its expressed maturity date. Required prepayments must be made hereon as set forth in the Note Agreement. Voluntary and other prepayments may be made hereon in the events, on the terms and in the manner as provided in the Note Agreement.

                 Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, to the extent legally enforceable, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

                 This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                              THORN APPLE VALLEY, INC.



                                              By:_______________________

                                                       Its:





                                 Exhibit A-1-18

                                                                     EXHIBIT A-2

                              TEMPORARY COVENANTS(1)


         SECTION 1. AFFIRMATIVE COVENANTS. The Borrower agrees with the Agent and each Creditor Party that the Borrower will perform the obligations set forth in this Section 1 and in Sections 6.3, 6.6(e), 6.6(f), 6.6(g), 6.6(h), 6.6(i), 6.8, 6.10, 6.11, and 6.12 of the Existing Note Agreement.

         SECTION 1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to each Creditor Party and the Agent copies of the following financial statements, reports, notices and information:

                 (a) Weekly Reporting -- on the last Business Day of each week,

                          (i) a Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the last Business Day of the preceding week; and

                          (ii) a Weekly P&L Statement in respect of the preceding week;

                 (b)      Fiscal Periodic Reporting --

                          (i) as soon as available and in any event within 26 days after the end of each of the first twelve Fiscal Periods of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Period and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Period, certified as true and correct by the chief financial Authorized Officer of the Borrower (the parties hereto acknowledge that such financial statements will not have been audited, and that the annual audit of the Borrower may require adjustments to the figures presented therein);

                          (ii) as soon as available and in any event within 26 days after the end of each Fiscal Period of each Fiscal Year, a comparison of

                                  (A)      the actual consolidated balance
                          sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Period and actual consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Period (the parties hereto acknowledge that such financial statements will not have been audited, and that the annual audit of the Borrower may require adjustments to the figures presented therein), with




------------------
(1) Capitalized terms used in this Exhibit A-2 are defined in Section 3 of this Exhibit A-2.

                                 Exhibit A-2-1

                                  (B)      the budgeted consolidated balance
                          sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Period and the budgeted consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Period, in each case, contained in the most recent Rolling Projection (defined below), certified as true and correct by the chief financial Authorized Officer of the Borrower;

                          (iii) as soon as available and in any event within 26 days after the end of each of the first twelve Fiscal Periods of each Fiscal Year and within 90 days after the end of the last Fiscal Period of each Fiscal Year, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent and each Creditor Party) compliance with the financial covenants set forth in Section 2.4; and

                          (iv) as soon as available and in any event within 30 days after the end of each Fiscal Period of each Fiscal Year, a management report describing in detail the Company's results of operations during such Fiscal Period and explaining, among other things, (x) any material variances demonstrated by the comparison delivered in respect of such Fiscal Period pursuant to clause (ii) above and (y) any failure to comply with financial covenants identified in the certificate delivered in respect of such Fiscal Period pursuant to clause (iii) above;

                 (c) Quarterly Reporting -- as soon as available and in any event within 45 days after the end of each of Fiscal Quarter of each Fiscal Year, a projection (each, a "Rolling Projection"), for each of the thirteen Fiscal Periods next succeeding the last day of such Fiscal Quarter, of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each such next succeeding Fiscal Period and the budgeted consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for each such next succeeding Fiscal Period and for the period commencing at the end of such Fiscal Quarter and ending with the end of each such next succeeding Fiscal Period, certified as true and correct by the chief financial Authorized Officer of the Borrower;

                 (d)      Annual Reporting --

                          (i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report (including, without limitation, any accompanying or related auditor's letter and the Borrower's responses thereto) for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and each of the Creditor Parties by Coopers & Lybrand or other





                                 Exhibit A-2-2
         independent public accountants acceptable to the Agent and each of the Creditor Parties, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it; provided, however , that in the case of the Company's financial statements for the Fiscal Year ended May 31, 1996, such audit opinion shall be delivered not later than September 13, 1996;

                          (ii) together with the financial reports delivered pursuant to paragraph (i) of this Section 1.1(d), a certificate of the independent certified public accountants
                 (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Default or Event of Default under any of the Financing Agreements (as defined in the Intercreditor Agreement) or, if such accountants shall have obtained knowledge of any such Default or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that the Creditor Parties may rely on their opinion on such financial statements;

                 (e) Defaults -- as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                 (f) Litigation -- as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 of the Bank Credit Agreement or
         (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7 of the Bank Credit Agreement, notice thereof and copies of all documentation relating thereto;

                 (g) Securities Reports, etc. -- promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                 (h) Pension Plans -- immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and





                                 Exhibit A-2-3

                 (i) Other -- such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Creditor Party may from time to time reasonably request.

         SECTION 1.2. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                 (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                 (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its Property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 1.3.     CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.

                 (a) The Borrower will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and will use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business.

                 (b) The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 1.4. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts and with only such deductibles as is customary in the case of similar businesses and will, upon request of the Agent or any Creditor Party, furnish to each Creditor Party at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 1.5. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each of
(i) the Noteholders as a group and (ii) the Lenders as a group, or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Creditor Party or its representatives whether or not any





                                 Exhibit A-2-4
representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Creditor Party's exercise of its rights pursuant to this Section.

         SECTION 1.6. ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of its Subsidiaries to:

                 (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                 (b) immediately notify the Agent and each Creditor Party and provide copies upon receipt of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent and each Creditor Party any actions and proceedings relating to compliance with Environmental Laws; and

                 (c) provide such information and certifications which the Agent or any Creditor Party may reasonably request from time to time to evidence compliance with this Section 1.6.

         SECTION 1.7.     EQUITY OR SUBORDINATED DEBT.

                 (a) The Borrower shall receive at least $15,000,000 in proceeds of Subordinated Debt on or before April 30, 1997.

                 (b) In the event that the Borrower shall fail to receive at least $15,000,000 in proceeds of equity or Subordinated Debt on or before January 31, 1997, the Borrower shall retain a nationally-recognized investment advisor, who shall be acceptable to the Creditor Parties, to set up and implement a plan (a copy of which shall be provided to each Creditor Party) to raise such proceeds on or before April 30, 1997.

         SECTION 1.8. COLLATERAL MATTERS. The Borrower shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, and do such further acts, as the Collateral Agent may reasonably request from time to time in order:

                 (a)      to ensure that

                          (i) the obligations of the Borrower hereunder and under the other Financing Agreements (as defined in the Intercreditor Agreement) are secured by substantially all assets of the Borrower, subject to the exceptions set forth in





                                 Exhibit A-2-5

                 Exhibit A-3 and guaranteed, pursuant to the Subsidiaries Guaranty, by all Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the Effective Date), and

                          (ii) the obligations of each Subsidiary under the Subsidiaries Guaranty are secured by substantially all of the assets of such Subsidiary, and

                 (b) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, subject to the exceptions set forth in Exhibit A-3.

Without limiting the generality of the foregoing, the Borrower shall, and shall cause each Subsidiary to, take the actions in respect of Collateral set forth on Exhibit A-3 within the times set forth therein. Contemporaneously with the execution and delivery of any document referred to above, the Borrower shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Collateral Agent may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.

         SECTION 2. NEGATIVE COVENANTS. The Borrower agrees with the Agent and each Creditor Party that the Borrower will perform the obligations set forth in this Section 2.

         SECTION 2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except the business of processing food and such activities as may be incidental or related thereto.

         SECTION 2.2. INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a)      Indebtedness in respect of the Creditor Obligations;

                 (b) Indebtedness existing as of the Effective Date which is identified in Item 2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule attached hereto;

                 (c) Indebtedness secured by Liens described in clause (h) or (j) of Section 2.3;

                 (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Guaranties);

                 (e)      Hedging Obligations to a Lender;

                 (f)      Subordinated Debt; or

                 (g) obligations in respect of Capital Leases in an aggregate amount not to exceed $7,000,000 at any time.





                                 Exhibit A-2-6

         SECTION 2.3. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens for taxes, assessments or governmental charges not then due and delinquent and for which a penalty has not attached or the validity of which is being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with GAAP;

                 (b) Liens arising in connection with court proceedings, provided that the execution of such Liens is effectively stayed, such Liens are being contested in good faith and adequate reserves are maintained with respect thereto in accordance with GAAP;

                 (c) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real Property, landlord's and lessor's liens in the ordinary course of business, which do not, individually or in the aggregate, materially interfere with the conduct of the business of the Borrower and its Subsidiaries taken as a whole and do not materially affect the value of the Property subject to such Liens;

                 (d) Construction or materialmen's or mechanic's Liens securing obligations not overdue or, if overdue, being contested in good faith and by proper proceedings and with respect to which adequate reserves are maintained in accordance with GAAP;

                 (e) Liens in connection with workers' compensation, social security taxes or similar charges arising in the ordinary course of business and not incurred in connection with the borrowing of money;

                 (f)      Liens existing on the Effective Date set forth in
         Item 2.3(f) of the Disclosure Schedule attached hereto;

                 (g) Intercompany Liens (for purposes of intercompany Liens, a Subsidiary shall mean any corporation of which the Borrower directly or indirectly owns at least 80% of the Voting Stock);

                 (h) The extension, renewal or replacement of any Lien permitted by the foregoing paragraph (f) in respect of the same Property theretofore subject thereto or the extension, renewal or replacement (without increase of principal amount of the Indebtedness originally incurred);

                 (i) Liens incurred in connection with obtaining or performing government contracts in the ordinary course of business and not incurred in connection with the borrowing of money;

                 (j) (i) Any Lien in Property or in rights relating thereto to secure any rights granted with respect to such Property in connection with the provision of all or a part of the purchase price or cost of the construction of such Property created





                                 Exhibit A-2-7
         contemporaneously with, or within 270 days after, such acquisition or the completion of such construction (except Liens in connection with the Ponca City Litigation shall not be permitted under this clause
         (j)(i)), or (ii) any Lien in Property existing in such Property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Borrower or such Subsidiary; provided, that the Indebtedness secured by any such Lien referred to in clauses (i) and
         (ii) above shall not exceed 100% of the fair market value on the related Property at the time the Lien was originally created;

                 (k)      the Shared Lien; and

                 (l) Liens created, in the ordinary course of the Borrower's and each Subsidiary's business, under the Packers and Stockyards Act of 1921, as amended, and the regulations promulgated thereunder, provided, that the creation and continued existence of any such Liens, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, or on the Borrower's ability to perform its obligations under any of the Financing Agreements (as defined in the Intercreditor Agreement).

         SECTION 2.4.     FINANCIAL CONDITION.  The Borrower will not permit:

                 (a) At any time during any period set forth in the table below, Consolidated Adjusted Net Worth to be less than the amount set forth opposite such period in such table:



NEVER BE LESS                           CONSOLIDATED ADJUSTED NET WORTH SHALL

                   DURING THE PERIOD                                             THAN
  From September 12, 1996 through and including                              $72,000,000
  December 14, 1996

  From December 15, 1996 through and including March                         $74,000,000
  8, 1997

  From March 9, 1997 through and including April 30,                         $76,000,000
  1997
  From May 1, 1997 through and including the date on     $91,000,000 plus 50% of the Consolidated Net
  which the Loans (under the Bank Credit Agreement       Earnings for each Fiscal Year commencing with the
  and the New Seasonal Line of Credit Agreement),        1997 Fiscal Year; provided, however, that if

  other Obligations and the Insurance Notes shall        Consolidated Net Earnings is less than zero in any
  have been paid in full in cash                         Fiscal Year, Consolidated Net Earnings shall be
                                                         deemed to be zero in such Fiscal Year for purposes
                                                         of this Section 2.4(a).


         As of any date (prior to May 1, 1997) on which the Borrower receives the proceeds of any Subordinated Debt, the amount set forth in the table above opposite (i) the period





                                 Exhibit A-2-8
         containing such date and (ii) each subsequent period (other than the last such period), shall be increased by the amount of such proceeds; provided, however, that the aggregate amount of such increases shall in no event exceed $15,000,000 in respect of any such period regardless of the aggregate amount of such proceeds.

                 (b) As of the end of each Fiscal Period commencing with the seventh Fiscal Period in the 1997 Fiscal Year and ending with the seventh Fiscal Period in the 1998 Fiscal Year, the ratio of Consolidated Earnings Available for Interest Expense to Consolidated Interest Expense for the Relevant Period to be less than 1.65 to 1.
         As of the end of each Fiscal Period commencing with the eighth Fiscal Period in the 1998 Fiscal Year and ending with the twelfth Fiscal Period in the 1998 Fiscal Year, the ratio of Consolidated Earnings Available for Interest Expense to Consolidated Interest Expense for the Relevant Period to be less than 1.85 to 1. As of the end of each Fiscal Period commencing with the thirteenth Fiscal Period in the 1998 Fiscal Year, the ratio of Consolidated Earnings Available for Interest Expense to Consolidated Interest Expense for the Relevant Period to be less than 2.0 to 1. For purposes of this clause (b), "Relevant Period" shall mean (i) in respect of any Fiscal Period ending on or before May 30, 1997, the period commencing on May 31, 1996 and ending on the last Business Day of such Fiscal Period, and (ii) in respect of any other Fiscal Period (each, a "Testing Period"), the period commencing on the first Business Day of the twelfth preceding Fiscal Period and ending on the last Business Day of such Testing Period.

                 (c) At any time, the obligations of the Borrower and its Subsidiaries for the payment of rental for any Property during the next succeeding 365-day period under existing leases, subleases or similar arrangements (other than Capital Leases) to exceed in the aggregate $9,000,000.

                 (d) The aggregate amount of Consolidated Earnings Available for Interest Expense in respect of the 1997 Fiscal Year to be less than $24,630,880.

                 (e)      (i)     The aggregate amount of Fresh Meats Earnings
                 Available for Interest Expense in respect of the first seven
                 (7) Fiscal Periods of the 1997 Fiscal Year to be less than $2,000,000.

                          (ii) The aggregate amount of Fresh Meats Earnings Available for Interest Expense in respect of the first ten
                 (10) Fiscal Periods of the 1997 Fiscal Year to be less than --$1,000,000.

                          (iii) The aggregate amount of Fresh Meats Earnings Available for Interest Expense in respect of the 1997 Fiscal Year to be less than --$3,000,000.

         SECTION 2.5. INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                 (a) Investments existing on the Effective Date set forth in Item 2.5(a) of the Disclosure Schedule attached hereto;





                                 Exhibit A-2-9

                 (b) Investments in certificates of deposit, repurchase agreements or bankers' acceptances, maturing within one year from the date or origin, issued by a bank organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

                 (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, is accorded at least an "A-1" rating by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc.;

                 (d) Investments in direct obligations of the United States of America, or any agency thereof, the obligations of which are guaranteed by the United States of America, maturing in twelve months or less from the date of acquisition thereof;

                 (e) Investments in "money market" preferred stock rated "A" or better by Standard & Poor's Corporation or "A2" by Moody's Investors Service, Inc.;

                 (f) Investments in tax-exempt floating rate option tender bonds backed by an irrevocable letter of credit issued by a bank the long-term debt rating of which is at least "AA" by Standard & Poor's Rating Group or "Aa2" by Moody's Investors Service, Inc.;

                 (g) Investments in Subsidiaries in existence on the Effective Date and which operate principally in lines of business similar to lines of business of the Borrower or its Subsidiaries existing on the Effective Date; and

                 (h) Investments in or commitments to purchase foreign currency; provided, that such Investment is made solely to the extent that the Borrower and its Subsidiaries are obligated to make payments to other Persons in such foreign currency.

         In valuing any Investments for the purpose of applying the limitations set forth above, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section 2.5 at any time when a corporation becomes a Subsidiary, all investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

         SECTION 2.6.     RESTRICTED PAYMENTS, ETC.   On and at all times after
the Effective Date, the Borrower will not:

                 (a) declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or

                 (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of Borrower's capital stock of any class or any warrants, rights or options to purchase or acquire any shares of the Borrower's capital stock; or





                                 Exhibit A-2-10

                 (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

                 (d) make any payment, either directly or indirectly or through any Subsidiary, of principal of any Subordinated Debt other than at the expressed maturity date thereof and scheduled mandatory prepayments or redemptions thereof in accordance with the terms in effect on the date of creation of such Subordinated Debt.

         SECTION 2.7. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary.

         SECTION 2.8. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, including the disposition of the stock of any Subsidiary and including any Sale and Lease-Back Transaction (collectively, a "Disposition"), in one or a series of transactions to any Person other than the Borrower or a Majority-Owned Subsidiary, other than:

                 (a) in the ordinary course of business (including, without limitation, the disposition of tractors and trailers owned by the Borrower in the ordinary course of business and consistent with the Borrower's past practice);

                 (b) in the Frederick Disposition, provided that the Borrower receives all cash consideration, and the net cash proceeds therefrom are simultaneously paid to the Creditor Parties (in accordance with the Intercreditor Agreement), in each case, on or before November 30, 1997, or thereafter with the consent of each of the Creditor Parties, which consent shall not be unreasonably withheld; or

                 (c)      the following Dispositions:

                          (i) the plant and equipment located in Concordia, Missouri which is subject to a purchase option in favor of the lessee of such facility (approximate balance of purchase price: $2,000,000);

                          (ii) the Borrower's facility known as "Tri-Miller" located in Hyrum, Utah, which has an approximate value of $600,000;

                          (iii) A building known as the "H&R Building" located in Detroit, Michigan, which has an approximate value of $475,000; and

                          (iv) a condominium located in Bloomfield Hills, Michigan (approximate balance of purchase price: $300,000);





                                 Exhibit A-2-11
         provided that the aggregate book value of all such assets sold, leased, transferred or otherwise disposed of from time to time pursuant to this Section 2.8(c) shall not exceed $4,000,000;

provided, however, that:

                 (x) the Borrower may, and may permit any Subsidiary to, sell, lease, transfer or otherwise dispose of equipment if the cash proceeds therefrom are utilized within one year after such Disposition to purchase or are committed to the purchase of Property of a similar nature and of at least equivalent value; and

                 (y) the Borrower may otherwise, and may permit any Subsidiary otherwise to, sell, lease, transfer or otherwise dispose of equipment so long as the aggregate amount of the book value of equipment so disposed (as of the time of its disposition) does not exceed $2,000,000 in any 365-day period.

         SECTION 2.9. SALES AND LEASEBACKS. The Borrower will not, and will not permit any Subsidiary to, effect any Sale and Lease-Back Transaction with respect to:

                 (a) any Property of the Borrower or any Subsidiary which Property was owned or leased by the Borrower or any Subsidiary on or prior to September 12, 1996; or

                 (b) any other Property, if the aggregate book value of all such other Property that is the subject of a Sale and Lease- Back Transaction during any period of 365 consecutive days would exceed $1,000,000.

         SECTION 2.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business and on terms and conditions no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 2.11. COMPLIANCE WITH BORROWING BASE. The Borrower will not incur any Borrowing Base Debt if, after giving effect to such incurrence, and any concurrent repayment of Loans or Other Borrowing Base Debt, the aggregate principal amount of Borrowing Base Debt would exceed the Borrowing Base.

         SECTION 2.12. HEDGING ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to, buy, sell, trade or otherwise deal in futures contracts or options thereon or other derivatives thereof except pursuant to transactions that represent substitutes for transactions to be made by the Borrower or such Subsidiary at a later time in the physical pork or pork products market and the purpose of which is solely to reduce the risk to the Borrower or such Subsidiary of future fluctuations in the market prices of pork or pork products.





                                 Exhibit A-2-12

         SECTION 2.13.    NET CAPITAL EXPENDITURES.

                 (a) Net Capital Expenditures of the Borrower and its Subsidiaries shall not exceed $8,200,000 in either the 1997 or the 1998 Fiscal Year. In each Fiscal Year thereafter, Net Capital Expenditures shall not exceed the sum of $8,200,000 plus twenty-five percent (25%) of Consolidated Net Earnings in respect of such Fiscal Year; provided, however, that if Consolidated Net Earnings is less than zero in any Fiscal Year, Consolidated Net Earnings shall be deemed to be zero in such Fiscal Year for purposes of this Section 2.13(a).

                 (b) To the extent that the Net Capital Expenditures of the Borrower during any Fiscal Year are less than the amount permitted in respect of such Fiscal Year under Subsection 2.13(a) above, such difference in respect of such period shall be available during the first Fiscal Year succeeding such period to support capital expenditures of the Borrower during such first succeeding Fiscal Year, and, if such difference shall not be fully utilized by the end of such first succeeding Fiscal Year, it shall not be available to support any additional capital expenditures thereafter. With respect to the utilization of the availability for the making of capital expenditures by the Borrower in each Fiscal Year, any availability for such period provided in Subsection 2.13(a) above shall be deemed utilized first to support the capital expenditures to be made during such period, and any availability carried forward from the previous Fiscal Year shall be deemed utilized second to support the capital expenditures to be made during such period.

                 (c) Up to an aggregate amount of $5,000,000 paid by the Borrower in settlement of, or in satisfaction of a judgment against the Borrower in respect of, the Ponca City Litigation shall not be considered a Net Capital Expenditure for purposes of this Section 2.13.

         SECTION 2.14. CERTAIN SALARIES. At no time will the Borrower, nor will it permit any Subsidiary to, pay, directly or indirectly, any salary, bonus, or other cash compensation to any person who, as of the date hereof, is
(i) the chairman of the Borrower's board of directors, (ii) the Borrower's president and chief executive officer, or (iii) the Borrower's executive vice president for finance and administration, if such payment or payments would exceed, in the aggregate, 110% of the aggregate amount of salary, bonus and other cash compensation paid to such person in the immediately preceding Fiscal Year. Notwithstanding the foregoing, for each Fiscal Year after the 1998 Fiscal Year, the Borrower may compensate the persons described in this Section
2.14 in accordance with the bonus plan previously delivered to the Creditor Parties.

         SECTION 3. DEFINED TERMS. As used in this Exhibit A-2, the following terms shall have the meanings set forth below or in the Section of this document referenced below. The terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Bank Credit Agreement (as defined herein).

                 "Bank Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of September 11, 1996, among (i) Thorn Apple Valley, Inc. and (ii) Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Old Kent Bank, National City Bank and Harris Trust and Savings Bank, as in effect on the Effective Date.





                                 Exhibit A-2-13

                 "Collateral" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "Collateral Agent" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "Consolidated Adjusted Net Worth" shall mean the sum of:

                          (a)     (i) Consolidated Shareholders' Equity less
                 (ii) all goodwill, trade names, trademarks, patents, organizational expense, unamortized debt discount and expense and other intangible assets properly classified as intangibles in accordance with GAAP and incurred after the date of consummation of the Wilson Acquisition; plus

                          (b)     Subordinated Debt.

                 "Consolidated Earnings Available for Interest Expense" shall mean, for any period, the sum of:

                          (a) Consolidated Net Earnings for such period before deduction of any amount which, in conformity with GAAP, would be set forth opposite the caption "income tax expense" (including deferred income taxes) (or any like caption) on a consolidated income statement of Borrower for such period; plus

                          (b)     Consolidated Interest Expense for such
                 period; plus

                          (c) the amortization of any financing cost and of any debt discount; plus

                          (d) an amount which, in conformity with GAAP, would be set forth, opposite the caption "depreciation and amortization expense" (or any like caption) (including, without limitation, amortization of intangible assets) on such income statement for such period, to the extent the same are deducted from Borrower's net revenues, in conformity with GAAP, in determining Consolidated Net Earnings for such period.

                 "Consolidated Net Earnings" shall mean the net earnings of the Borrower and its Subsidiaries in accordance with GAAP, excluding:

                          (a) extraordinary items (including extraordinary gains and losses, and including acquisition costs including agents' fees); and

                          (b) any equity interest of the Borrower on the unremitted earnings of any corporation not a Subsidiary.

                 "Consolidated Interest Expense" shall mean the interest expense (including capitalized and non-capitalized interest, the interest component of rentals under Capital





                                 Exhibit A-2-14

         Leases and any expense associated with the termination of a swap arrangement) of the Borrower and its Subsidiaries on a consolidated basis for any period.

                 "Consolidated Net Earnings" shall mean the net earnings of the Borrower and its Subsidiaries in accordance with GAAP, excluding:

                          (a) extraordinary items (including extraordinary gains and losses, and including acquisition closing costs including agents' fees); and

                          (b) any equity interest of the Borrower on the unremitted earnings of any corporation not a Subsidiary.

                 "Consolidated Shareholders' Equity" shall mean consolidated shareholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP.

                 "Creditor Obligations" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "Creditor Parties" shall mean, collectively and individually (as the context requires) (i) the "Lenders" as defined in the Bank Credit Agreement and (ii) the Noteholders.

                 "Disposition" is defined in Section 2.8.

                 "Fiscal Period" shall mean each period of four consecutive weeks ending on (i) the last Friday in May in each Fiscal Year or (ii) the Friday which is four weeks, or any even multiple of four weeks, thereafter.

                 "Frederick Disposition" shall mean the sale of the plant, property, inventory and equipment located at 1487 Farnsworth Avenue, Detroit, Michigan, and the goodwill, licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names associated therewith.

                 "Fresh Meats Earnings Available for Interest Expense" shall mean Consolidated Earnings Available for Interest Expense but only in respect of the Borrower's fresh meats division, as regularly and historically reported by the Borrower.

                 "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception:

                          (a) which is of a "going concern" or similar nature;

                          (b) which relates to the limited scope of examination of relevant to such financial statement; or

                          (c)     which relates to the treatment or
                 classification of any item in such financial statement and which, as a condition to its removal, would require an





                                 Exhibit A-2-15
         adjustment to such item the effect of which would be to cause the Borrower to be in default of its obligations under Section 2.4 of this Exhibit A-2.

                 "Indebtedness" of any Person means, without duplication:

                          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capital Leases;

                          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                          (e) net liabilities of such Person under all Hedging Obligations;

                          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of Property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                          (g) all Guaranties of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                 "Insurance Note Agreements" shall mean, collectively, (i) that certain Note Agreement, dated as of April 1, 1994, by and between the Borrower and Allstate Life Insurance Company, pursuant to which the Borrower issued Fifteen Million Dollars ($15,000,000) in aggregate principal amount of its six and forty-five one-hundredths percent (6.45%) Senior Notes due April 21, 2006, (ii) that certain Note Agreement, dated as of October 1, 1994, by and between the Borrower and Allstate Life Insurance Company, pursuant to which the Borrower issued Eight Million Dollars ($8,000,000) in aggregate principal amount of its eight and forty-two one-hundredths percent (8.42%) Senior Notes due October 1, 2003, and (iii) that certain Note Agreement, dated as of May 15 1995, by and among the Borrower, Allstate Life Insurance Company, Principal Mutual Life Insurance Company, and Great-West Life & Annuity Insurance Company, pursuant to which the Borrower issued Forty-Two Million Five Hundred Thousand Dollars





                                 Exhibit A-2-16

         ($42,500,000) in aggregate principal amount of its seven and fifty-eight one-hundredths percent (7.58%) Senior Notes due May 15, 2005, in each case, as amended from time to time.

                 "Insurance Notes" shall mean those certain Notes, as amended from time to time, issued pursuant to the Insurance Note Agreements.

                 "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of September 11, 1996 by and among the Creditor Parties, and acknowledged and agreed to by the Borrower and its Subsidiaries.

                 "Investment" shall mean, relative to any Person:

                          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                          (b)     any Guaranty of such Person; or

                          (c) any ownership or similar interest held by such Person in any other Person.

         The amount of any Investment shall be the original principal or capital amount thereof, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such Person) and shall, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

                 "Majority-Owned Subsidiary" shall mean, when applied to a Subsidiary, any Subsidiary 80% or more of the Voting Stock of which is owned by the Borrower or a Majority-Owned Subsidiary (other than Voting Stock required to be held as directors' qualifying stock).

                 "Net Capital Expenditures" shall mean, in any period, the remainder of

                          (i)     the aggregate cost of acquisition or
                 construction of all tangible assets acquired or constructed during such period which at the time of acquisition or construction have an expected useful life of more than one (1) year and would be shown on a balance sheet of the acquiring or constructing Person as an asset ("Capital Assets"), minus

                          (ii) the aggregate net proceeds of all sales or other Dispositions of Capital Assets during such period, other than proceeds which were used to permanently reduce Creditor Obligations.

                 "New Seasonal Line of Credit Agreement" shall mean that certain letter agreement regarding a Senior Secured Seasonal Line of Credit for the Borrower dated as of September 11, 1996 by and among
         (i) Thorn Apple Valley, Inc. and (ii) Cooperatieve





                                 Exhibit A-2-17

         Centrale Raiffeisen-Boerenleenbank, B.A., Old Kent Bank, National City Bank and Harris Trust and Savings Bank.

                 "Noteholders" shall mean the holders of the Insurance Notes from time to time.

                 "Ongoing Indebtedness" is defined in Section 2.2(b).

                 "Ponca City Litigation" shall mean that certain action entitled Facility Constructors, Inc. v. Thorn Apple Valley, Inc. filed in February, 1996, in District Court, Kay County, Oklahoma against the Company in connection with the construction of the Company's plant in Ponca City, Oklahoma.

                 "Rolling Projection" is defined in Section 1.1(c).

                 "Section" unless otherwise specified, shall mean a Section of this Exhibit A-2.

                 "Security Documents" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "Shared Lien" shall mean the lien upon the Collateral (as defined in the Intercreditor Agreement) created by the Security Documents (as defined in the Intercreditor Agreement) in favor of the Creditor Parties (as defined in the Intercreditor Agreement).

                 "Subordinated Debt" shall mean the principal of and premium, if any, and interest on all indebtedness of the Borrower, whether currently outstanding or hereafter created, for money borrowed, or any indebtedness incurred in connection with an acquisition or lease of Property or with a merger, consolidation, or acquisition of assets which is expressly subordinated, on terms satisfactory to the Creditor Parties, in right of payment pursuant to its terms to the Loans and the Insurance Notes (regardless of whether it is subordinated to other indebtedness of the Borrower).

                 "Subsidiaries Guaranty" shall have the meaning assigned to the term "Guaranty" in the Intercreditor Agreement.

                 "Weekly P&L Statement" shall mean, in respect of any week, a statement, in form acceptable to the Creditor Parties, setting forth, for each of the Borrower's fresh meats and processed meats divisions, the income and expenses of the Borrower during such week.





                                 Exhibit A-2-18

                       DISCLOSURE SCHEDULE TO EXHIBIT A-2


ITEM 2.2(B) - ONGOING INDEBTEDNESS:

 Operating Leases.  See Exhibit A to Disclosure Schedule to Exhibit A-2.

                                                                                                        BALANCE OUTSTANDING
                                                                                                                  @ 8/23/96

                  Lines of Credit:

                           Combined                                                                             $94,100,000
                                                                                                                -----------
                  Notes Payable:

                           Corporate:       Allstate Unsecured Notes                                             23,000,000

                           Corporate:       Allstate Life Ins. Unsecured Notes                                   15,000,000
                                            Principal Mutual Life Unsecured Notes                                14,000,000
                                            Great-West Life & Annuity Unsecured Notes                            13,500,000

                           Dixie:  Forrest City Note                                                              1,282,222
                                                                                                                  ---------

                           Subtotal                                                                             160,882,000
                                                                                                                -----------

                  Industrial Revenue Bonds:

                           Corporate:       (Branch Banking)                                                      2,400,000

                           Dixie Plant:     (Economic Development Revenue Bond)                                   2,442,000

                           Corporate:       (Michigan Strategic Fund - Adjustable Rate Demand
                                            Limited Obligation Revenue bond, Series 1993)
                                                                                                                  5,500,000
                                                                                                                  ---------
                           Subtotal:
                                                                                                                 10,342,000
                                                                                                                 ----------

                  Capital Leases:

                           Corporate                                                                                518,744
                           Frederick division                                                                     2,304,521
                           Smoked Meats division                                                                    314,296
                           Concordia & Shreveport division                                                           93,018
                           Dixie division                                                                         1,913,235
                                                                                                                  ---------

                           Subtotal                                                                               5,143,814
                  Total Outstanding Indebtedness                                                               $176,367,814
                                                                                                               ============
Letters of Credit - See Exhibit B to Disclosure Schedule to Exhibit A-2.





                            Disclosure Schedule - 1

ITEM 2.3(f) - EXISTING LIENS:

                                                    DEBT                        DESCRIPTION OF COLLATERAL       AMOUNT OF
                    LOCATION                        REFERENCE                                                    O/S DEBT

                    Industrial Revenue Bonds:
                            Corporate               Branch Banking              Carolina manufacturing
                                                                                facility                       $2,400,000

                            Dixie division                                      Dixie facility                 $2,442,000

                            Mich. Strat. Fund.                                  Grand Rapids                   $5,500,000
                    Capital Leases:

                            Corporate, Frederick, Smoked Meats, Concordia,      Various machinery and          $5,143,814
                            Shreveport and Dixie divisions.                     equipment located at the
                                                                                company's various divisions
                                                                                and subsidiaries

All other Liens existing as of the Effective Date and permitted under Section
1.8 of Exhibit A-2.

ITEM 2.5(A)      ONGOING INVESTMENTS:

                                                               INVESTMENT                                           BALANCE
                  FINANCIAL INSTITUTION                          TYPE                                             @ 8/23/96

                  Short-Term Investments

                  United Carolina Bank                         CD                                                   500,000
                  Providence                                   TempCash                                           3,059,000

                  Chicago operation                            U.S. Treasury Bills                                  300,000
                           Subtotal                                                                              $3,859,000

                  Michigan Livestock Exchange                  Preferred Stock                                    2,000,000

                  Total Investments                                                                              $5,859,000
                                                                                                                 ==========





                            Disclosure Schedule - 2

                EXHIBIT A TO DISCLOSURE SCHEDULE TO EXHIBIT A-2

                                Operating Leases





                            Disclosure Schedule - 3

                EXHIBIT B TO DISCLOSURE SCHEDULE TO EXHIBIT A-2

                           Thorn Apple Valley, Inc.

             Standby Letters of Credit Summary as of May 31, 1996



                            Disclosure Schedule - 4

                                                                     EXHIBIT A-3

          COLLATERAL AGAINST WHICH PERFECTION WILL OCCUR POST-CLOSING
                          AND OTHER COLLATERAL MATTERS







                                 Exhibit A-3-1